                                                                   EXHIBIT 10.11

                     SPLIT DOLLAR LIFE INSURANCE AGREEMENT

     THIS AGREEMENT, made and entered into as of this ____ day of ___________, 2000, by and between BUTLER MANUFACTURING COMPANY, a Delaware corporation (hereinafter referred to as the "Corporation"), and _________________________ (hereinafter referred to as the "Employee"),

     WITNESSETH:

     WHEREAS, the Employee is employed by the Corporation;

     WHEREAS, the Employer wishes to provide life insurance protection for the Employee's family in the event of the Employee's death, under a policy of life insurance insuring the Employee's life (hereinafter referred to as the "Policy"), which is described in Exhibit A attached hereto and by this reference made a part hereof, and which is being issued by ____________________ (hereinafter referred to as the "Insurer");

     WHEREAS, the Employee will be the owner of the Policy and, as such, will possess all incidents of ownership in and to the Policy; and

     WHEREAS, the Employee is or may be covered under the Corporation's Supplemental Benefit Plan (the "SBP") first implemented by the Corporation in 1976, as amended from time to time thereafter;

     WHEREAS, the Corporation is willing to pay the premiums due on the Policy as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth; provided that a portion of the cash value of the Policy shall be an offset toward the Corporation's obligations under the SBP;

     NOW, THEREFORE, in consideration of these premiums and of the mutual promises contained herein, the parties hereto agree as follows:

     1. INSURANCE POLICY. The Employee will contemporaneously herewith purchase the Policy from the Insurer in the total face amount of $__________. The parties

     Upon the death of the Employee, the provisions of paragraph 7 shall apply.

     10. FAILURE TO PAY PREMIUMS. If the Corporation fails to pay any Policy premium provided for under any Policy subject to this Agreement, and fails to pay such premium within the grace period of any Policy, the collateral assignment shall automatically terminate, and the Corporation shall not be entitled to any payments hereunder and shall have no further rights in any Policy.

     11. CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall mean:

          a. An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (i) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if pursuant to such Corporate Transaction, the conditions described in clauses (i), (ii) and (iii) of subsection c. of this
Section 11 are satisfied; or

          b. A change in the composition of the Board such that the individuals who, as of the date of this Agreement, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section

11, any individual who becomes a member of the Board subsequent to the date thereof whose election, or nomination for election by the Corporation's shareholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be so pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

          c. The approval by the shareholders of the Corporation of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction, pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the Corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (other than the Corporation, and employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Corporation Common Stock or Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the Corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     d. The approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation or, if consummation of such liquidation or dissolution or sale or other disposition is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition, (i) more than 60% of, respectively, the then outstanding shares of common stock of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (other than the Corporation and any employee benefit plan (or related trust) of the Corporation or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

          e. Anything in this Agreement to the contrary notwithstanding, upon a Change of Control, the collateral assignment of the Policy shall terminate and the Corporation shall have no further rights with respect to the Policy.

     12. INSURER. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit as provided in paragraph 7 of this Agreement or as provided in paragraph 9 of this Agreement, as the case may be. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the collateral assignment executed by the Employee and filed with the Insurer.

     13.  ADMINISTRATION.

          a. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

          b. Any decision by the Corporation denying a claim by the Employee or the Employee's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to the Employee or such beneficiary, within thirty days of the date of written notice of such claim. Such decision shall set forth the specific reasons for the denial, written to the best of the Corporation's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Corporation shall afford a reasonable opportunity to the Employee or such beneficiary for a full and fair review and appeal of the decision denying such claim, and such review shall require a written decision setting forth the specific reasons for the action on the appeal, which must be rendered within sixty days after written notice to the Corporation of such appeal. If no written decision is rendered within such sixty day time period, the appeal shall be deemed denied.

     14. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, the Employee's successors, assigns, heirs, executors, administrators and beneficiaries.

     15. NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of receipt of such mailing shall be deemed the date of notice, consent or demand.

     16. GOVERNING LAW. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Missouri.

     17. DAMAGES FOR BREACH. In the event of a breach of this Agreement by the Corporation, the Corporation shall be liable to the Employee for all damages related to such breach (and Employee shall not be required to mitigate any such damages) and all of Employee's reasonable attorneys' fees and costs relating to the assertion of such breach whether or not requiring any court proceeding.

     18. ARBITRATION. In the event of a dispute or controversy arising out of or relating to this Agreement which has not been resolved pursuant to the provisions of paragraph 13, any such dispute, controversy or alleged breach of this Agreement shall be finally settled by binding arbitration. The arbitration shall be held in Kansas City, Missouri, and shall be conducted in accordance with the rules of the American Arbitration Association. The arbitrator selected must be knowledgeable and competent to resolve disputes in matters concerning employee benefits, such as those which are the subject of this Agreement. The arbitration award shall grant any remedy or relief legally available. Such arbitration shall proceed expeditiously and the award rendered shall be final and binding, and judgment upon the award may be entered in any court having appropriate jurisdiction. The Corporation and the Employee expressly waive the jurisdiction of any other forum or domicile other than that agreed to herein for the resolution of any dispute arising out of or related to this Agreement. Either party may institute a demand for arbitration in accordance with the provisions of this paragraph at any time after the period for appeal described in paragraph 13, upon thirty days' prior written notice given to the other party. The prevailing party in any such arbitration shall be entitled to an award of costs and reasonable attorneys' fees in addition to any other relief or award granted.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                        BUTLER MANUFACTURING COMPANY


                                        By __________________________________
__________________________________      Print Name: _________________________
Print Name: ______________________            Print Title: __________________

          "Employee"                              "Corporation"

                                   EXHIBIT A

     The following life insurance policy is subject to the attached Split-Dollar Agreement:

     Insurer: _______________________________________________________________

     Insured: _______________________________________________________________

     Policy Number: _________________________________________________________

     Face Amount: $__________________________________________________________

     Date of Issue: _________________________________________________________

                                   EXHIBIT B

                       SPLIT-DOLLAR COLLATERAL ASSIGNMENT


OWNER:                                                                     shall
       -------------------------------------------------------------------
                                  refer to the
   Employee, Third Party, or Trust, and his/her/its successors and assigns:


Assignee: Butler Manufacturing Company shall refer to Employer, and its successors and assigns;


Insurer:       Nationwide Life Insurance Company;

Policy No.:
               ----------------------------------

INSURED:

SPLIT DOLLAR AGREEMENT: shall refer to the Agreement entered into between the
     Owner and the Assignee dated                            ,which is the
                                  ---------------------------
     subject of this Collateral Assignment.



In consideration of the Split-Dollar Agreement (the "Agreement") entered into between the above named Assignee and Owner, Assignee and Owner agree as follows:

 a) The above numbered Policy is assigned by Owner to Assignee as collateral security of Owner's liability to Assignee as defined in the Agreement (the "Assignee's Interest"), subject to all terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy.

 b) The rights of the Owner and Assignee are specified in the Agreement. This Collateral Assignment is intended to specify those limitation of rights which shall be exercised only to the extent necessary to enforce the rights of the parties set forth under the Split Dollar Agreement and to provide direction to the Insurer as to the required signatures when either or both parties exercise certain policy rights.


In accordance with the Split Dollar Agreement, the parties agree to the following limitations of the ability to exercise the rights provided under the
Policy:


DEATH BENEFITS
The Assignee and the Owner shall have the right to receive from the Policy Proceeds, an amount equal to their respective interests in the Policy as provided by section 7 of the

Split Dollar Agreement. Subject to the provisions of section 6b. of the Split Dollar Agreement, each Party shall have the right to designate and change the beneficiary or beneficiaries to receive its portion of the Policy Proceeds payable in accordance with the Split Dollar Agreement, and to specify or change the mode of settlement with respect to their respective portion of the death proceeds.


CASH VALUES

1. Investment Choices: The Assignee shall have the right to exercise any investment choices permitted by the Policy with respect to the cash value of the Policy, and Owner shall agree to waive this right as long as this Agreement remains in force in accordance with the established procedures of the Insurer. As part of the assignment of this right, Owner waives the right to receive any and all materials ordinarily supplied by the Insurer, and instead directs the Insurer to provide such material directly to the Employer for the duration of this Assignment. Such material shall include, but not be limited to premium notices and billings, confirmation notices, reallocation forms, notices or confirmations, monthly earnings histories, etc.

2. Policy Surrenders, Policy Loans and Partial Withdrawals: The Assignee shall have the right to request a partial surrender of the Policy, a loan secured by Policy Cash Values or a Partial Withdrawal of Policy Cash Values without the express, written consent of the Owner, except in the event of termination of the Split Dollar Agreement as specific below. Such distribution from the Policy shall be paid as directed in writing by the Assignee. The Owner shall have no rights to request or receive any distributions from the Policy except in the event of the Termination of the Split Dollar Agreement as specified below, without the express written consent of the Assignee.

3. Termination of the Split Dollar Agreement: In the event of the termination of the Split Dollar Agreement in accordance with the provisions thereof, depending upon the cause of termination of the Split Dollar Agreement, the Assignee may have the right to request and receive from the Insurer, an amount equal to its Interest in the Policy payable from the cash values of the Policy in the form of a surrender of the Policy, a Policy Loan, or a Partial Withdrawal of Cash Values. Pursuant to the Split Dollar Agreement, the Owner may exercise the right to satisfy the Assignee's Interest in the Policy by direct payment to the Assignee.


MISCELLANEOUS RIGHTS

1. Any rights not otherwise provided for in this Collateral Assignment shall require the written consent of both Owner and Assignee.

2. Insurer may rely on the Assignee's representation as to whether the Split Dollar Agreement has terminated, and to the amount, if any, of the Assignee's Interest in the Policy in accordance with the Split Dollar Agreement.

     3. Insurer may rely on the Assignee's representation as to the amount of death benefit payable to the parties respective beneficiaries upon the death of the Insured in accordance with the Split Dollar Agreement.

     4. Insurer may act on any request to exercise any right based on the required signatures as set forth in this Collateral Assignment, and Insurer has no duty to investigate the reason for any such exercise. Upon payment of any amounts from the Policy based on this request, during Insured's lifetime or at death, Insurer shall be fully discharged and released as to its actions.

     5. Owner represents that there are no other collateral assignments of the Policy and no proceedings in bankruptcy are pending.

     6. This Split-Dollar Collateral Assignment shall be binding upon the parties and their successors, assigns devisees, personal representatives, and other legal representatives.

     7. Owner grants to the Assignee the right to take receipt of the policy and to hold the Policy for a period of time before distributing it to the Owner.

     8. Insurer will not be liable for any action it takes before this Split-Dollar Collateral Assignment is received and acknowledged at the Insurer's Home Office.

     9. In the event of any conflict between the terms specifying the required signatures in this Split-Dollar Collateral Assignment and the signatures required in the Agreement, the terms of this Split-Dollar Collateral Assignment shall prevail as to signatures.


The Owner hereby assigns, transfers, and sets over the Policy to the Assignee, as collateral, to secure the rights of the Assignee as set out in this Collateral Assignment, and for no other purpose. The Policy shall remain subject to this assignment notwithstanding any assignment, transfer or conveyance of the Policy or any interest therein by the Owner. Nothing in this assignment shall change the rights and obligations of the Owner and the Company as set out herein, or in the Split-Dollar Agreement as described in the preamble language of this Assignment.

Agreed to this ____ day of __________, 200_.

If signing for an entity, the undersigned represents that she/he has authority to bind the entity.



          ______________________________   ______________________________

          OWNER (Print name)               ASSIGNEE (Print name of entity
                                                     or individual)


          ______________________________   ______________________________
          SIGNATURE OF OWNER               SIGNATURE OF ASSIGNEE




          ______________________________   ______________________________
            ADDRESS                          ADDRESS




_________________________________________________________________________
_________________________________________________________________________



Filed at the Home Office of the Insurer this ____ day of __________, 200_. Aon Consulting assumes no responsibility for the validity of the contents of this document.


                                   By _______________________________

                                            Authorized Officer

SCHEDULE C                                                           Page 1 of 6

The following examples are provided to illustrate how some of the provisions of the Split Dollar Life Insurance Agreement operate at various life events for the executive whose life is insured by the SDLP. Specifically, the illustrations show how some of the provisions of paragraph 7, 9A, and 9 apply in the event of the employee's death during active employment, termination of employment prior to retirement, retirement (showing the two forms of payment of the retirement benefit), and for the life annuity form of retirement payment, the delivery of the death benefit during retirement. Please read paragraph 7, 9A, and 9 to fully understand all of the provision of these paragraphs.

["SDLP" is the split dollar life insurance policy; "SBP" is the Supplemental Benefit Plan]

LIFE EVENT #1 - EMPLOYEE DEATH DURING ACTIVE EMPLOYMENT, WHILE MARRIED

Assumptions:

-    Employee Age: 50 years (married with spouse age 50)

-    Years of pension credited service: 20 years

-    FAMC (final average monthly compensation): $20,000

-    Survivor Annuity Option Used (plan provision): 50% Joint and Survivor

-    SBP Benefit Due to Surviving Spouse: $53,792 expressed as a lump sum

When an employee dies during active retirement, the pension benefit is determined under the "early retirement" provisions of the pension plan. Per the plan, the spouse is entitled to 50% of the monthly income the employee would have received if the employee had retired on the first day of the month coincident with or following the date of death and had elected a 50% joint annuity option.

Based upon the above assumptions, the surviving spouse total retirement benefit [payable at age 50] is $900/month with $571/month provided by the qualified plans (a combination of the IRAA and the Base Plan) and $329/month as provided by the SBP. The lump sum equivalent of the SBP $329 month benefit is $53,792.

The SDLP has a death benefit which, when paid, delivers the "surviving spouse" SBP lump sum benefit of $53,792. In this example, the SDLP has a total death benefit greater than the $53,792 so $53,792 of the death benefit is paid (by the insurance carrier) to the SDLP beneficiary in full satisfaction of the SBP's obligation. The remainder of the SDLP death benefit goes to the corporation to reimburse it for premiums paid during the life of the employee.

LIFE EVENT #2 - EMPLOYMENT TERMINATION (FOR A VESTED EMPLOYEE) PRIOR TO
RETIREMENT

Assumptions:
- Employee Age at date of termination: 50 years
- Years of pension credited service: 20 years
- FAMC (final average monthly compensation): $20,000
- Total retirement benefit [payable at age 65] is $3,134/month, of which $934/month is funded from the qualified plans (IRAA and Base Plan) leaving $2,200 for the SBP.
- SBP benefit is $2,200/month for life [payable at Age 65] or $104,304 as expressed as an immediate lump sum on the date of termination of employment [Age 50]
- Employee normal income tax rate: 40%

When employment is terminated, the corporation's collateral assignment of the SDLP's cash value is released. SDLP cash value equal to the lump sum SBP benefit as of the termination date, in this case, of $104,304 is designed to be left in the policy to fund the lump sum benefit. The employee's cash value includes the employee's Withholding taxes related to this lump sum benefit. The cash value more than the SBP lump sum is returned to the corporation. In addition, the cash necessary to fund the employee's Withholding Tax amount is withdrawn from the SDLP by the corporation and remitted to the various tax jurisdictions.

Am example for this employee follows.

                                                            Taxable        No taxable
                                                            Income         Income
                                                            Reported       Reported
                                                            --------       ----------
Cash value in SDLP                                          $300,000        $500,000
Lump sum SBP benefit to terminated employee                 $104,304        $104,304
                                                            --------       ---------
Amount of Cash Value returned to the Corporation            $195,696        $395,696
Cumulative premiums paid by corporation                     $250,000        $250,000
Amount of collateral assignment 'forgiven'                  $ 54,304          none
Withholding Tax @ 40%                                       $ 21,722          none

W2 Taxable Income to Terminated Employee                    $ 54,304          none

Total Amount of Cash Value to Employee                      $104,304        $104,304
Employee Withholding Tax Withdrawal                         $ 21,722          none
                                                            --------       ---------
Net amount remaining in SDLP                                $ 85,582        $104,304

In the event that the cash value of the SDLP is not sufficient to fund 100% of the SBP lump sum benefit, the corporation will pay the remaining SBP benefit on a monthly basis and beginning at the future date when the individual retires under the Base Plan.

LIFE EVENT #3 - RETIREMENT UNDER THE BASE PLAN - RELEASE OF COLLATERAL ASSIGNMENT, CORPORATION EXERCISES ITS LUMP SUM PAYMENT OPTION

Assumptions for this illustration:

-    Employee Age: 60 years (married with spouse age 60)
-    Years of pension credited service: 30 years
-    FAMC (final average monthly compensation: $35,000
-    Survivor Annuity Option Selected: 50% Joint and Survivor
- Total Retirement Benefit from all sources: $14,739/month [payable at age 60]
- Benefit from the qualified plans (IRAA and Base Plan) $5,286/month, payable at age 60
- Remaining benefit from SBP before any SDLP offsets: $9,453/month or $1,466,338 as a lump sum
-    Interest rate used to convert to lump sum: 6.15%

When an employee retires under the Base Plan, the corporation has an option to release 100% of its collateral assignment on the SDLP cash value and recover its share of cash value, if any. SDLP cash value equal to the lump sum SBP benefit, in this case, of $1,466,338 is designed to be left in the policy to fund the SBP benefit including the related employee withholding tax amount, if any. The cash value in excess of $1,466,338 is returned to the corporation. The cash necessary to fund the employee's Withholding Tax amount, if any, is withdrawn from the SDLP and paid to the corporation. The corporation remits the Tax Withholding amount to the various tax jurisdictions and furnishes a W2 to the retiree.

                                                  Taxable        No taxable
                                                  Income         Income
                                                  Reported       Reported
                                                  --------       --------

Cash value in SDLP                                $2,650,530     $2,650,530
Lump sum SBP benefit to retired employee          $1,466,338     $1,466,338
                                                  ----------     ----------
Amount of Cash Value returned to the Corporation  $1,184,192     $1,184,192
Cumulative premiums paid by corporation           $1,400,000     $1,100,000
                                                  ----------
Amount of collateral assignment 'forgiven'        $  215,808        none
Withholding Tax @ 40%                             $   86,323        n/a

W2 Taxable Income to Retiree                            $  215,808                          none
Total Amount of Cash Value to Employee                  $1,466,338                    $1,466,338
Employee Withholding Tax Withdrawal                     $   86,323                          none
                                                        ----------                    ----------
Net amount remaining in SDLP                            $1,380,015                    $1,466,338

In the event that the cash value of the SDLP is not sufficient to fund 100% of the SBP lump sum benefit, the corporation will pay the remaining SBP benefit. The corporation will make monthly installments (with interest at the rate used in the lump sum conversion) until the remaining SBP lump sum is fully paid.

For example, assume that in the above example the SDLP cash value was only $1,000,000, leaving $466,338 of the 'remaining' SBP lump sum benefit. The corporation would make monthly payments of $9,453 and using an interest rate of 6.15% would fully satisfy the remaining SBP lump sum with 57 installments [i.e. in 4 years and 9 months].

In the event the employee has multiple SDLP's which 'over fund' the SBP benefit, the corporation shall first withdraw its premiums paid from each policy before withdrawing any cash value representing policy gains, and only then to the extent of the corporations's right to 'excess' cash values at the employee's retirement.

LIFE EVENT #4 -- RETIREMENT UNDER THE BASE PLAN -- RELEASE OF COLLATERAL ASSIGNMENT, ANNUAL (RETIREE) LIFETIME PAYMENTS

Assumptions for illustration #4a and #4b:

--  Employee Age: 60 years (married with spouse age 60)
--  Years of pension service: 30 years
--  FAMC (final average monthly compensation): $35,000
--  Survivor Annuity Option Selected: 50% Joint and Survivor
-- Total Retirement Benefit from all sources: $14,739/month [payable at age 60] -- Benefit from the qualified plans (IRAA and Base Plan) $5,286/month
-- Remaining benefit from SBP before any SDLP offsets: $1,466,338 as a lump sum or $9,453/month or $113,436 per year.
--  Retirement Date: April 1 of Year 1
--  First payment from policy to the retiree: January 15, Year 2
--  Retiree's Tax Withholding Rate: 40%

When an employee retires under the Base Plan, the corporation has the right to withdraw up to 100% of its cumulative premiums paid as long as the cash values remaining in the SDLP are equal to or greater than 200% of the lump sum value of the SBP benefit as measured on the date of retirement of the employee. The corporation's actuary must certify in writing to the retiree and the split dollar life insurance carrier as to the minimum amount of cash values to be left in the policy.

In the event that the SDLP cash value is less than 100% of the SBP lump sum benefit, the corporation shall pay the 'remaining SBP lump sum benefit' in the form of monthly installments until the remaining SBP lump sum benefit is satisfied. The annual withdraws from the SDLP will start the January after the last SBP monthly installment by the corporation.

The following illustrates the provision which governs the maximum cash values subject to withdrawal by the corporation upon the sample employee's retirement.

Corporation Optional Withdrawal as Limited by 200% of SBP Benefit Lump Sum:
-------------------------------------------------------------------------------

Lump sum value of SBP benefit                                        $1,466,338

(A) Cash Value of SDLP at retirement date                            $3,500,000

(B) 200% of Lump Sum SBP benefit                                     $2,932,676

Maximum cash value subject to Withdrawal by the corporation          $  567,324
     [A less B]

Minimum Cash value after withdrawal by the corporation               $2,932,676

% of SDLP cash value to SBP lump sum, at retirement                     200%


During the retiree's lifetime, the corporation's collateral assignment on the SDLP will be released on a once-a-year basis. The initial withdrawal will be during January of the calendar year following the employee's retirement date. The amount of the annual collateral assignment release is equal to the SBP benefit. The initial withdrawal may represent either less than or more than a full year's benefit, due to the timing of the retirement date during the previous year.

Retirement: April 1, Year 1


                                             TOTAL RELEASE       TAX WITHHOLDING    REMAINING AMOUNT
ANNUAL RELEASE OF COLLATERAL ASSIGNMENT       & WITHDRAWAL        TO CORPORATION        TO RETIREE
---------------------------------------      -------------       ---------------    -----------------
#1 on January 15, Year 2                     $148,000            $59,200            $88,800
#2 on January 15, Year 3                     $113,436            $45,374            $68,062

[Annual withdrawal #3 & subsequent, are similar to #2]

Note: In this example the $148,000 represents a SBP benefit of more than 12 months (i.e. from April 1st in Year 1 to July 15th of Year 2).

EXAMPLE #4 (CONTINUED LIFE EVENT -- ILLUSTRATION OF DEATH BENEFIT TO SDLP BENEFICIARY

Assumptions for this illustration continue use the factors outlined in #4a above, plus:

- Retiree's death is assumed to be at age 80, with the retiree's beneficiary (Spouse) surviving the retiree.

Upon the death of the retiree, the SDLP death benefit is paid to the SDLP beneficiary in an amount not to exceed the SBP surviving spouse benefit, expressed as a lump sum.

In this example the annual SBP benefit is $113,436 per year. Using the survivor annuity option of 'Joint and 50% survivor' noted above, the survivor benefit is 50% of the pre-death retiree benefit which would be $56,718 per year or $358,318 as expressed as a lump sum.

A recap of the lump sum determination and SDLP death benefit split is provide below:

Retiree annual benefit and withdraw from the SDLP (gross of tax)      $  113,436
Application of the survivor annuity option %                                x 50%
                                                                      ----------
Annual surviving beneficiary benefit                                  $   56,718
Survivor Benefit Converted to a Lump sum amount                       $  358,318
Total Death benefit from the SDLP                                     $1,500,000
Less: Death benefit to the SDLP beneficiary                           $  358,318
                                                                      ----------
     Remainder, if any, to the corporation                            $1,141,682